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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in registration statement No. 333-122871 on Form S-8 of our report dated February 19, 2004 (December 1, 2004 as to earnings per share information and the effect of the reverse stock split described in Note 1), appearing in this Annual Report on Form 10-K of Herbalife Ltd. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
March 11, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM